UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

48 Wall Street - Suite 1100

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc. and, unless the context indicates otherwise, its direct and indirect subsidiaries, Tyme Inc. and Luminant Biosciences, LLC, on a consolidated basis.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Akber Pabani, our Chief Financial Officer, has tendered his resignation, effective April 1, 2015. Mr. Pabini has advised us that he was resigning for personal reasons and to pursue other professional opportunities. Despite his resignation, Mr. Pabini agreed to assist us in the preparation of periodic reports we anticipate filing with the U.S. Securities and Exchange Commission in the next few months.

We intend to identify qualified candidates to fill the position of our Chief Financial Officer and, thereupon, retain one of such candidates for such position as soon as practical. Until we retain a new Chief Financial Officer, Steve Hoffman, our Chief Executive Officer and a director of our Company, and Michael Demurjian, our Chief Operating Officer and a director of our Company, will each act as interim Co-Chief Financial Officer of our Company. Information concerning Messrs. Hoffman and Demurjian, including their business experiences and material transactions between each of them and our Company, is provided in the sections titled “Directors, Executive Officers, Promoters and Control Persons,” “Executive Compensation” and “Certain Relationships and Related Transactions” of Item 2.01 of our Current Report on Form 8-K (Date of Report: March 5, 2015), filed with the Commission on March 10, 2015, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: April 6, 2015	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer